Exhibit 99.3

Notice of Withdrawal

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

OFFER TO EXCHANGE

3.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2041

FOR UP TO $250,000,000 OF OUR

3.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2036

(CUSIP NO. 02744M AA 6)

Pursuant to the Prospectus

Dated August 14, 2009

THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2009, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The undersigned acknowledges receipt of the prospectus dated August 14, 2009, as it may be amended from time to time (the “Prospectus”), of American Medical Systems Holdings, Inc., a Delaware corporation (the “Company”), in connection with the offer to exchange (the “Exchange Offer”) the Company’s newly issued 3.75% Convertible Senior Subordinated Notes due 2041 for up to $250,000,000 aggregate principal amount of the Company’s outstanding 3.25% Convertible Senior Subordinated Notes due 2036 (the “2036 Notes”) that are validly tendered and not validly withdrawn under the terms and conditions set forth in the Prospectus. All withdrawals of the 2036 Notes previously tendered in the Exchange Offer must comply with the procedures described in the Prospectus under “The Exchange Offer—Withdrawal rights.”

The undersigned has identified in the table below the 2036 Notes that it is withdrawing from the Exchange Offer:

DESCRIPTION OF 2036 NOTES WITHDRAWN

Principal Amount Previously Tendered	Principal Amount Withdrawn*	Date(s) 2036 Notes Notes were Tendered

TOTAL PRINCIPAL AMOUNT WITHDRAWN:

*  2036 Notes may be withdrawn in whole or in part in multiples of $1,000. All 2036 Notes listed under “Principal Amount Previously Tendered” shall be deemed withdrawn unless a lesser number is specified in this column.

You may transmit this Notice of Withdrawal to the Exchange Agent, U.S. Bank National Association, at the addresses listed on the back of the Prospectus, or by facsimile transmission at (651) 495-8097.

If any 2036 Notes were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number below. This form should only be used for withdrawals of 2036 Notes delivered through DTC if the undersigned needs to withdraw 2036 Notes on the final day of the Exchange Offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for withdrawal.

If you hold your 2036 Notes through a broker, dealer, commercial bank, trust company, custodian or similar institution, do not submit this form to the Exchange Agent. If you hold your 2036 Notes through such an institution, that institution must deliver the notice of withdrawal with respect to any 2036 Notes you wish to withdraw. You should consult the institution through which you hold your 2036 Notes regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the Exchange Agent on your behalf before midnight, New York City time, on the Expiration Date.

This notice of withdrawal must be signed below by the registered holder(s) of the 2036 Notes tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such 2036 Notes. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to act.

NAMES:

ACCOUNT NUMBERS:

X

X

Signatures

CAPACITY (FULL TITLE):

ADDRESS (INCLUDING ZIP CODE):

AREA CODE AND TELEPHONE NUMBER:

TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER:

DTC PARTICIPANT NUMBER (IF APPLICABLE):

DATED:                     , 2009

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding, absent a finding to the contrary by a court of competent jurisdiction. None of the Company, the Dealer Managers, the Exchange Agent, the Information Agent (each as defined in the Prospectus) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.